EXHIBIT 5.1

                      [Letterhead of Tech-Sym Corporation]

                                August 20, 1999

 Board of Directors
 Tech-Sym Corporation
 10500 Westoffice Drive, Suite 200
 Houston, Texas  77042

 Gentlemen:

              I have acted as counsel to Tech-Sym Corporation, a Nevada corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of the registration statement on Form S-8 filed by the Company with the Commission on August 20, 1999 (the "Registration Statement"), with respect to the offering and sale by the Company of up to 750,000 shares (the "Shares") of the Company's common stock, par value $.10 per share, in connection with the Tech-Sym Corporation 1998 Equity Incentive Plan, as amended and restated (the "Plan").

              In arriving at the opinion expressed below, I have examined the Company's Articles of Incorporation and By-Laws, each as amended to date, the Registration Statement, and the originals or copies certified or otherwise identified to my satisfaction of such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and I have made such investigations of law, as I have deemed appropriate as a basis for the opinions expressed below.

              Based on the foregoing, and subject to the limitations and exceptions set forth below, it is my opinion that the Shares will, when issued and paid for in accordance with the terms of the Plan, be duly authorized, validly issued, fully paid and nonassessable.

              For the purposes of the opinion expressed above, I have assumed that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective.

              I express no opinion other than as to the federal laws of the United States of America and the Nevada General Corporation laws. I consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to myself in the prospectus forming part of the Registration Statement. This opinion is rendered solely for your benefit in connection with the above matter and may not be relied upon in any manner by any other person or entity without my express written consent.


                                     Very truly yours,

                                     /s/ J. RANKIN TIPPINS

                                         J. Rankin Tippins
                                         General Counsel